INSTALLED BUILDING PRODUCTS REPORTS
SECOND QUARTER 2026 RESULTS;
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Columbus, Ohio, August 6, 2026, Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the second quarter ended June 30, 2026.
Second Quarter 2026 Highlights (Comparisons are to Prior Year Period)
•Net revenue increased 2.3% to a record second quarter of $777.8 million
◦Installation revenue decreased 0.7% to $710.7 million, including sales from IBP's recent acquisitions
◦Other revenue, net of eliminations, which includes IBP’s manufacturing and distribution operations, increased 50.4% to $67.1 million
•Net income of $64.9 million
•Adjusted EBITDA* of $130.9 million
•Net income per diluted share of $2.43
•Adjusted net income* was $77.8 million, or $2.91 per diluted share
•At June 30, 2026, IBP had $394.5 million in cash and cash equivalents
•Repurchased approximately 365 thousand shares of common stock at a total cost of approximately $76.2 million
•Declared second quarter dividend of $0.39 per share that was paid to shareholders on June 30, 2026
Recent Developments
•IBP’s Board of Directors declared the third quarter regular cash dividend of $0.39 per share, representing more than a 5% increase to the Company's regular dividend in the prior year period
“Our team continued to execute well during the second quarter, working closely with our customers to navigate a challenging residential housing backdrop, while maintaining the high level of service they expect from IBP. We delivered positive consolidated revenue growth, supported by the contribution from recent acquisitions and growth within our heavy and light commercial business. These results demonstrate the value of our diversified operating platform and the multiple avenues available to support growth across varying market conditions. We also continued to deploy capital in a disciplined manner to support returns to shareholders, while advancing our growth-oriented acquisition strategy. Although we expect affordability and consumer confidence to continue to weigh on the U.S. residential housing market, we remain focused on controlling what we can control, serving our customers, and positioning IBP for continued long-term growth,” stated Jeff Edwards, Chairman and Chief Executive Officer.
Acquisition Update
During the 2026 second quarter and July 2026, IBP completed the following acquisitions and two bolt-ons, which added approximately $30 million of annual revenue:

Close Date	Acquisition	Core End Market (1)	Primary Product Category	Approximate Annual Sales
May 2026	Diamond Energy Systems, Inc.	Com. + Ind.	Mechanical insulation	$12 million
Jul. 2026	Harkraft, Inc.	Res.	Shower doors, shelving, mirrors, and accessories	$7 million
Jul. 2026	Builders Hardware of South Carolina, Inc.	Res.	Door, bath, and fencing hardware	$7 million
(1)    Res. - Residential end market, which includes single-family and multi-family. Com. - Commercial end market, which includes heavy and light commercial. Ind. - Industrial end market.
Year to date we have acquired approximately $59 million in revenue and continue to believe we will acquire at least $100 million in revenue in 2026.
2026 Third Quarter Regular Cash Dividend
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.39 per share, payable on September 30, 2026, to stockholders of record on September 15, 2026. The third quarter regular cash dividend represents an over 5% increase from last year's third quarter cash dividend payment.
Share Repurchases
During the three months ended June 30, 2026, IBP repurchased approximately 365 thousand shares of its common stock at a total cost of $76.2 million. At June 30, 2026, the Company had $398 million available under its stock repurchase program, which expires March 1, 2027.
Second Quarter 2026 Results Overview
For the second quarter of 2026, net revenue was $777.8 million, an increase of 2.3% from $760.3 million for the second quarter of 2025. On a consolidated same branch basis, net revenue decreased 0.6% from the prior year quarter. Residential same branch sales within the Company's Installation segment were down 6.1% in the quarter while commercial same branch sales within the Installation segment were up 10.4% from the prior year quarter.
Our price/mix results increased 0.7% during the second quarter and job volumes were down 5.2% relative to the same period last year. It is important to note that the results of our heavy commercial end market and the Other segment results are not included in that price/mix and volume disclosure. Including the heavy commercial installation sales, but still excluding the Other segment results, price mix increased 2.5% while job volume was down 4.9% during the 2026 second quarter.
Gross profit decreased 0.4% to $258.9 million in the second quarter of 2026 from $259.9 million in the prior year quarter. As a percent of net revenue, gross profit was 33.3% and adjusted gross profit* was 33.3%, compared to 34.2% in the same period last year. Adjusted gross profit primarily adjusts for the Company's share-based compensation expense. Gross profit margin was reduced by the higher relative mix of the Other segment compared to the Installation segment. Gross margin in the second quarter of 2026 was 36.5% in the Installation segment and 24.7% in the Other segment. Additionally, higher fuel expense as a percent of net revenue served as a notable headwind to our second quarter 2026 adjusted gross profit margin* performance relative to the prior year period.
Selling and administrative expense, as a percent of total revenue, was 19.8% in the second quarter of 2026 and 19.6% in the prior year period. Adjusted selling and administrative expense*, as a percent of net revenue, was 18.9% compared to 18.8% in the prior year quarter. Administrative expense as a percent of net revenue was primarily impacted by higher medical insurance relative to the prior year.
Net income was $64.9 million, or $2.43 per diluted share, compared to $69.0 million, or $2.52 per diluted share in the prior year quarter. Net profit margin for the second quarter was 8.3% compared to 9.1% in the prior year quarter. Adjusted net income* was $77.8 million, or $2.91 per diluted share, compared to $80.8 million, or $2.95 per diluted share in the prior year quarter. Adjusted net profit margin* for the second quarter was 10.0% compared to 10.6% in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
EBITDA* in the second quarter of 2026 was $124.0 million, a 3.3% decrease from $128.2 million in the prior year quarter. Adjusted EBITDA* was $130.9 million, a 2.3% decrease from the prior year quarter, representing an adjusted EBITDA margin* of 16.9%. In the prior year quarter, adjusted EBITDA* was $134.0 million, representing an adjusted EBITDA margin* of 17.6%.
Conference Call and Webcast
The Company will host a conference call and webcast on August 6, 2026 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through August 20, 2026 by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13760723.
Alternatively, participants can register for the call 15 minutes prior to the event by using the call me option for a faster connection to join the conference call. You can enter your phone number and let the system call you right away. Click here for the call me option.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, payment of dividends, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; increased tariffs; federal government shutdowns and uncertainty regarding the federal government's policy changes; geopolitical conflicts; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in millions, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net revenue	$777.8	$760.3	$1,438.3	$1,445.1
Cost of sales	518.9	500.4	967.1	961.5
Gross profit	258.9	259.9	471.2	483.6
Operating expenses
Selling	36.6	35.7	70.6	71.1
Administrative	117.2	113.1	227.4	221.5
Amortization	10.5	10.1	21.0	20.2
Operating income	94.6	101.0	152.2	170.8
Other expense, net
Interest expense, net	10.5	8.3	20.8	16.6
Other (income)	(1.0)	(0.7)	(0.8)	(0.5)
Income before income taxes	85.1	93.4	132.2	154.7
Income tax provision	20.2	24.4	32.5	40.3
Net income	$64.9	$69.0	$99.7	$114.4

Other comprehensive income (loss), net of tax:
Net change on cash flow hedges, net of tax (provision) benefit of $(0.3) and $1.4 for the three months ended June 30, 2026 and 2025, respectively, $(0.5) and $3.2 for the six months ended June 30, 2026 and 2025, respectively.	1.0	(4.1)	1.3	(9.4)
Comprehensive income	$65.9	$64.9	$101.0	$105.0

Earnings Per Share:
Basic	$2.44	$2.53	$3.73	$4.17
Diluted	$2.43	$2.52	$3.71	$4.15
Weighted average shares outstanding:
Basic	26,634,628	27,323,118	26,716,160	27,420,268
Diluted	26,711,418	27,403,669	26,837,923	27,549,791

Cash dividends declared per share	$0.39	$0.37	$2.58	$2.44

INSTALLED BUILDING PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share and per share amounts)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$394.5	$321.9
Accounts receivable (less allowance for credit losses of $15.1 and $13.9 at June 30, 2026 and December 31, 2025, respectively)	469.6	444.1
Inventories	223.5	203.0
Prepaid expenses and other current assets	68.2	73.6
Total current assets	1,155.8	1,042.6
Property and equipment, net	196.4	183.3
Operating lease right-of-use assets	117.3	98.7
Goodwill	469.8	450.4
Customer relationships, net	175.4	172.2
Other intangibles, net	92.8	89.3
Other non-current assets	43.7	31.5
Total assets	$2,251.2	$2,068.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$34.7	$36.6
Current maturities of operating lease obligations	42.0	37.0
Current maturities of finance lease obligations	4.3	2.7
Accounts payable	151.7	119.0
Accrued compensation	65.4	69.5
Other current liabilities	89.3	79.4
Total current liabilities	387.4	344.2
Long-term debt	1,027.5	850.0
Operating lease obligations	82.3	61.4
Finance lease obligations	6.4	4.0
Deferred income taxes	24.6	24.7
Other long-term liabilities	83.5	73.8
Total liabilities	1,611.7	1,358.1
Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,941,274 and 33,837,379 issued and 26,579,168 and 26,975,227 shares outstanding at June 30, 2026 and December 31, 2025, respectively	0.3	0.3
Additional paid in capital	297.8	284.1
Retained earnings	1,073.5	1,043.4
Treasury stock; at cost: 7,362,106 and 6,862,152 shares at June 30, 2026 and December 31, 2025, respectively	(755.5)	(640.0)
Accumulated other comprehensive income	23.4	22.1
Total stockholders’ equity	639.5	709.9
Total liabilities and stockholders’ equity	$2,251.2	$2,068.0

INSTALLED BUILDING PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$99.7	$114.4
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	35.3	32.7
Amortization of operating lease right-of-use assets	19.8	17.9
Amortization of intangibles	21.0	20.2
Amortization of deferred financing costs and debt discount	0.9	0.8
Provision for credit losses	3.9	4.0
Write-off of debt issuance costs	1.2	—
Gain on sale of property and equipment	(0.2)	(0.7)
Non-cash stock compensation	11.9	11.2
Other, net	(3.5)	(5.6)
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(24.1)	(16.4)
Inventories	(19.5)	3.0
Other assets	0.4	13.1
Accounts payable	30.4	4.5
Income taxes receivable/payable	3.4	—
Other liabilities	(9.5)	(16.6)
Net cash provided by operating activities	171.1	182.5
Cash flows from investing activities
Purchases of property and equipment	(33.5)	(35.8)
Acquisitions of businesses, net of cash acquired of $- in 2026 and 2025, respectively	(47.7)	(11.3)
Proceeds from sale of property and equipment	0.8	1.2
Settlements with interest rate swap counterparties	—	6.9
Other	(2.4)	(4.2)
Net cash used in investing activities	$(82.8)	$(43.2)

INSTALLED BUILDING PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited, in millions)

	Six months ended June 30,
	2026	2025
Cash flows from financing activities
Proceeds from Senior Notes	$500.0	$—
Payments on Senior Notes	(300.0)	—
Payments on Term Loan	(2.5)	(2.5)
Proceeds from vehicle and equipment notes payable	—	18.1
Debt issuance costs	(9.1)	—
Principal payments on long-term debt	(16.3)	(14.8)
Principal payments on finance lease obligations	(1.9)	(1.4)
Dividends paid	(69.8)	(67.7)
Acquisition-related obligations	(1.3)	(1.5)
Repurchase of common stock	(101.7)	(83.5)
Surrender of common stock awards by employees	(13.1)	(8.4)
Net cash used in financing activities	(15.7)	(161.7)
Net change in cash and cash equivalents	72.6	(22.4)
Cash and cash equivalents at beginning of period	321.9	327.6
Cash and cash equivalents at end of period	$394.5	$305.2
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$24.4	$20.5
Income taxes, net of refunds (1)	36.5	36.6
Supplemental disclosures of non-cash activities
Right-of-use assets and leasehold improvements obtained in exchange for operating lease obligations	$43.3	$22.9
Property and equipment obtained in exchange for finance lease obligations	6.0	0.3
Seller obligations in connection with acquisition of businesses	5.0	1.7
Unpaid purchases of property and equipment included in accounts payable	2.6	4.2
Accrued excise tax on common stock repurchases	0.8	0.6
(1) For the six months ended June 30, 2026, the amount includes cash paid for federal tax credits of $7.0 million.

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Information on Segments
Our Company has three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments. The following tables represent our segment information for the three and six months ended June 30, 2026 and 2025 (in millions):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Installation segment revenue	$710.7	$715.6	$1,320.5	$1,362.8
Installation segment cost of sales (1)	451.2	450.1	844.7	867.8
Installation segment gross profit	$259.5	$265.5	$475.8	$495.0
Installation segment gross profit percentage	36.5%	37.1%	36.0%	36.3%
Other gross profit percentage	24.7%	23.0%	25.2%	24.2%
Total consolidated gross percentage, as reported	33.3%	34.2%	32.8%	33.5%
(1)    Cost of sales included in the Installation segment gross profit is exclusive of depreciation and amortization for the three and six months ended June 30, 2026 and 2025.
The reconciliation of Installation revenue and segment gross profit for each period as shown in the table above to consolidated net revenue and income before income taxes is as follows (in millions):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Reconciliation of revenue:
Installation segment revenue	$710.7	$715.6	$1,320.5	$1,362.8
Other revenue (1)	90.2	56.7	158.6	100.6
Elimination of inter-segment revenue	(23.1)	(12.0)	(40.8)	(18.3)
Total consolidated net revenue	$777.8	$760.3	$1,438.3	$1,445.1
Reconciliation of segment gross profit:
Installation segment gross profit	$259.5	$265.5	$475.8	$495.0
Other gross profit (1)	22.3	13.0	40.0	24.3
Elimination of inter-segment gross profit	(6.4)	(3.4)	(11.8)	(5.3)
Less:
Depreciation and amortization	16.5	15.2	32.8	30.4
Total consolidated gross profit, as reported	258.9	259.9	471.2	483.6
Operating expenses	164.3	158.9	319.0	312.8
Operating income	94.6	101.0	152.2	170.8
Other expense, net	9.5	7.6	20.0	16.1
Income before income taxes	$85.1	$93.4	$132.2	$154.7
(1)    Other revenue and other gross profit include the remaining two operating segments, Distribution and Manufacturing before inter-segment eliminations. These operating segments are each below the quantitative thresholds for being reported as a reportable segment for the thee and six months ended June 30, 2026 and 2025.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in millions)

	Three months ended June 30,				Six months ended June 30,
	2026		2025		2026		2025
Installation
Residential new construction	$522.6	67%	$548.8	72%	$965.9	67%	$1,043.2	72%
Repair and remodel	47.1	6%	43.2	6%	88.2	6%	85.6	6%
Commercial	141.0	18%	123.6	16%	266.4	19%	234.0	16%
Net revenue - Installation	$710.7	91%	$715.6	94%	1,320.5	92%	1,362.8	94%
Other	67.1	9%	44.7	6%	117.8	8%	82.3	6%
Net revenue, as reported	$777.8	100%	$760.3	100%	$1,438.3	100%	$1,445.1	100%

Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting GAAP net income, EBITDA, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.
We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in millions, except share and per share amounts)

The tables below reconcile Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein. We have included Adjusted Net Income in this press release because it is a key measure used by our management team to understand the operating performance and profitability of our business.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income, as reported	$64.9	$69.0	$99.7	$114.4
Adjustments for adjusted net income
Share-based compensation expense	6.2	5.3	11.9	11.2
Acquisition related expenses	0.7	0.5	1.7	1.0
Amortization expense (1)	10.5	10.1	21.0	20.2
Loan refinancing expenses (2)	—	—	1.2	—
Tax impact of adjusted items at a normalized tax rate (3)	(4.5)	(4.1)	(9.3)	(8.4)
Adjusted net income	$77.8	$80.8	$126.2	$138.4
Weighted average shares outstanding (diluted)	26,711,418	27,403,669	26,837,923	27,549,791
Diluted net income per share, as reported	$2.43	$2.52	$3.71	$4.15
Adjustments for diluted adjusted net income, net of tax impact, per share (4)	0.48	0.43	0.99	0.87
Diluted adjusted net income per share	$2.91	$2.95	$4.70	$5.02

(1)    Addback of all non-cash amortization resulting from business combinations.
(2)    Includes $1.2 million of non-cash write-off of capitalized loan expense in connection with loan refinancing for the six months ended June 30, 2026.
(3)    Normalized effective tax rate of 26.0% applied to periods presented.
(4)    Includes adjustments related to the items noted above, net of tax.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in millions)

The table below reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, gross profit, for the periods presented therein.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Gross profit	$258.9	$259.9	$471.2	$483.6
Share-based compensation expense	0.3	0.3	0.6	0.6
Adjusted gross profit	$259.2	$260.2	$471.8	$484.2

Gross profit margin	33.3%	34.2%	32.8%	33.5%
Adjusted gross profit margin	33.3%	34.2%	32.8%	33.5%

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in millions)

The table below reconciles Adjusted Selling and Administrative expense to the most directly comparable GAAP financial measure, selling and administrative expense, for the periods presented therein.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Selling expense	$36.6	$35.7	$70.6	$71.1
Administrative expense	117.2	113.1	227.4	221.5
Selling and Administrative expense, as reported	153.8	148.8	298.0	292.6
Share-based compensation expense	5.9	5.0	11.3	10.6
Acquisition related expenses	0.7	0.5	1.7	1.0
Adjusted Selling and Administrative expense	$147.2	$143.3	$285.0	$281.0

Selling and Administrative expense - % Net revenue	19.8%	19.6%	20.7%	20.2%
Adjusted Selling and Administrative expense - % Net revenue	18.9%	18.8%	19.8%	19.4%

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA AND ADJUSTED EBITDA CALCULATIONS
(unaudited, in millions)

The tables below reconcile EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net income, as reported	$64.9	$69.0	$99.7	$114.4
Interest expense	10.5	8.3	20.8	16.6
Provision for income tax	20.2	24.4	32.5	40.3
Depreciation and amortization	28.4	26.5	56.4	52.9
EBITDA	124.0	128.2	209.4	224.2
Acquisition related expenses	0.7	0.5	1.7	1.0
Share-based compensation expense	6.2	5.3	11.9	11.2
Adjusted EBITDA	$130.9	$134.0	$223.0	$236.4

Net profit margin	8.3%	9.1%	6.9%	7.9%
EBITDA margin	15.9%	16.9%	14.6%	15.5%
Adjusted EBITDA margin	16.9%	17.6%	15.5%	16.4%

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Period-over-period Growth
Consolidated Sales Growth	2.3%	3.1%	(0.5)%	1.0%
Consolidated Same Branch Sales Growth (1)	(0.6)%	0.7%	(3.1)%	(1.7)%

Installation Segment Sales Growth (2)
Sales Growth	(0.7)%	2.6%	(3.1)%	0.7%
Residential Sales Growth	(4.8)%	1.2%	(7.4)%	(0.2)%
Single-Family Sales Growth	(5.7)%	2.6%	(7.8)%	0.9%
Multi-Family Sales Growth	(1.3)%	(3.9)%	(6.0)%	(4.0)%
Commercial Sales Growth	14.1%	10.0%	13.8%	3.8%

Installation Segment Same Branch Sales Growth (1)(2)
Same Branch Sales Growth	(2.3)%	0.6%	(4.5)%	(1.5)%
Volume Growth, Including Heavy Commercial (3)(4)	(4.9)%	(2.6)%	(7.3)%	(4.3)%
Price/Mix Growth, Including Heavy Commercial (3)(5)	2.5%	3.3%	2.7%	2.8%
Volume Growth, Excluding Heavy Commercial (3)(4)	(5.2)%	(1.1)%	(7.5)%	(3.3)%
Price/Mix Growth, Excluding Heavy Commercial (3)(5)	0.7%	0.8%	0.3%	1.1%
Residential Same Branch Sales Growth	(6.1)%	(1.1)%	(8.5)%	(2.8)%
Single-Family Same Branch Sales Growth	(7.2)%	(0.4)%	(9.1)%	(2.3)%
Multi-Family Same Branch Sales Growth	(1.4)%	(4.0)%	(6.2)%	(4.5)%
Commercial Same Branch Sales Growth	10.4%	9.3%	10.5%	3.3%

Other Sales Growth (Net of Eliminations) (6)(7)
Sales Growth	50.4%	10.8%	43.2%	6.4%
Same Branch Sales Growth (1)	27.7%	1.5%	21.2%	(5.2)%

U.S. Housing Market Growth (8)
Total Completions Growth	(4.9)%	(13.1)%	(9.5)%	(6.5)%
Single-Family Completions Growth	(5.8)%	(9.8)%	(9.3)%	(3.4)%
Multi-Family Completions Growth	(2.8)%	(19.7)%	(10.2)%	(12.2)%

(1)    Same-branch basis represents period-over-period change in sales for branch locations owned greater than 12 months as of each financial statement date.
(2)    Calculated based on period-over-period change in sales within our Installation segment and its end markets.
(3)    The heavy commercial end market, a subset of our total commercial end market, comprises projects that are much larger than our average installation job. As such, per-job revenue is much larger than the average job in all other end markets.
(4)    Calculated as period-over-period change in the number of completed same-branch jobs within our Installation segment for all markets.
(5)    Defined as change in the mix of products sold and related pricing changes and calculated as the change in period-over-period average selling price per same-branch jobs within our Installation segment for all markets we serve, multiplied by total current year jobs. The mix of end customer and product would have an impact on the year-over-year price per job.
(6)    Calculated based on period-over-period gross sales change, excluding intercompany transactions, in our Other category which consists of our Manufacturing and Distribution operating segments.
(7)    We revised this calculation to exclude certain intercompany sales. Percentages in all periods presented conform to this revised method.
(8)    U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in millions)

Revenue Increase
	Three months ended June 30,				Six months ended June 30,
	2026	% Total	2025	% Total	2026	% Total	2025	% Total
Same Branch	$(4.5)	(25.7)%	$5.0	22.0%	$(44.6)	NMF	$(24.0)	(163.3)%
Acquired	22.0	125.7%	17.7	78.0%	37.8	NMF	38.7	263.3%
Total	$17.5	100.0%	$22.7	100.0%	$(6.8)	NMF	$14.7	100.0%

Adjusted EBITDA Margin Contributions
	Three months ended June 30,				Six months ended June 30,
	2026	% Margin	2025	% Margin	2026	% Margin*	2025	% Margin
Same Branch (1)	$(6.3)	(140.0)%	$0.8	16.0%	$(18.6)	(41.7)%	$(17.4)	(72.5)%
Acquired	3.2	14.5%	3.3	18.6%	5.2	13.8%	6.7	17.3%
Total	$(3.1)	NMF	$4.1	18.1%	$(13.4)	NMF	$(10.7)	NMF

(1)    Same branch adjusted EBITDA margin contribution percentage is a percentage of same branch revenue increase.
* During the three and six months ended June 30, 2026 and the six months ended June 30, 2025, same branch revenue decreased and same branch and total adjusted EBITDA decreased. The negative same branch % margin result reflects a decremental margin. NMF - Not meaningful figure.

Source: Installed Building Products, Inc.

Contact Information:
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614-221-9944
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